Exhibit 32.2

CERTIFICATION OF CFO PURSUANT TO 18 U.S.C. SECTION 1350

In connection with the quarterly report on Form 10-Q of ClubCorp Club Operations, Inc. (the “Company”) for the fiscal quarter ended March 20, 2012, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Curtis D. McClellan, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. § 1350, that:

(1)          The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)          The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

	By:	/s/ Curtis D. McClellan
Curtis D. McClellan
Chief Financial Officer and Treasurer (principal financial officer and principal accounting officer)

Date: April 26, 2012

This Certification is not deemed filed with the Securities and Exchange Commission and is not to be incorporated by reference into any filing of the registrant under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (whether made before or after the date of the Report), irrespective of any general incorporation language contained in such filing.